Exhibit 24.1

                             TECO ENERGY, INC.
                             POWER OF ATTORNEY

    WHEREAS, the Board of Directors of TECO Energy, Inc., a Florida corporation, at a meeting held on January 20, 1999, authorized the officers and Directors of the Corporation to execute an Annual Report on Form 10-K and authorized the officers of the Corporation to file said Annual Report with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as amended.

    NOW, THEREFORE, each of the undersigned in his capacity as a Director or officer or both, as the case may be, of said Corporation, does hereby appoint G. L. Gillette, D. E. Schwartz and D. R. Pokross, Jr., and each of them, severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as Director or officer or both, as the case may be, of said Corporation, said Annual Report and any and all amendments thereto and all instruments necessary or incidental in connec-tion therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys has the power to act hereunder with or without the other of said attorneys and shall have full power of substitution and resubstitution. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, and each of the undersigned hereby ratifies and approves the acts of said attorneys and each of them.

    IN TESTIMONY WHEREOF, the undersigned have executed this instrument on the dates set forth below.


/s/ G. F. Anderson                                January 21, 1999
    G. F. Anderson, President,
    Chief Executive Officer and
              Director

                                                  January 22, 1999
/s/ G. L. Gillette
    G. L. Gillette, Vice President-
              Finance
    and Chief Financial Officer
   (Principal Financial Officer)

                                                  January 21, 1999
/s/ W. L. Griffin
    W. L. Griffin, Vice President-
             Controller
   (Principal Accounting Officer)

                                                  January 20, 1999
/s/ C. D. Ausley
    C. D. Ausley, Director

                                                  January 20, 1999
/s/ S. L. Baldwin
    S. L. Baldwin, Director


                                                      Exhibit 24.1

/s/ H. L. Culbreath                               January 20, 1999
    H. L. Culbreath, Director


/s/ J. L. Ferman, Jr.                             January 20, 1999
    J. L. Ferman, Jr., Director


/s/ E. L. Flom                                    January 20, 1999
    E. L. Flom, Director


/s/ H. R. Guild, Jr.                              January 20, 1999
    H. R. Guild, Jr., Director


/s/ T. L. Rankin                                  January 20, 1999
    T. L. Rankin, Director


/s/ R. L. Ryan                                    January 20, 1999
    R. L. Ryan, Director


/s/ W. P. Sovey                                   January 20, 1999
    W. P. Sovey, Director


/s/ J. T. Touchton                                January 20, 1999
    J. T. Touchton, Director


/s/ J. A. Urquhart                                January 20, 1999
    J. A. Urquhart, Director


/s/ J. O. Welch, Jr.                              January 26, 1999
    J. O. Welch, Jr., Director




















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